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                                                                Exhibit 10.12

March 1, 1996

Richard L. Huber
20 Charter Oak Place
Hartford, Connecticut 06106

Dear Dick:

This letter is to modify the terms of the letter agreement from Ronald E. Compton to you dated January 19, l995 which, among other offer terms, describes the severance pay benefits you would be eligible for in the event of the Company's involuntary termination of your employment without cause. The following provision is hereby added to Paragraph 10:

         "In addition, in the event your employment is terminated under circumstances that would call for severance pay benefits after the occurrence of a Change in Control of the Company as defined in Attachment A, but prior to April 28, 1998, then you will receive a total of 156 weeks of severance pay benefits. The actual payment of any severance pay benefits is conditioned upon your execution and delivery to the Company of a release in the form of Attachment B."

All other provisions of the letter agreement shall remain in effect.

Please signify your agreement to this amendment by signing and returning a copy to me.

Aetna Life and Casualty Company

By: /s/ Mary Ann Champlin
    -------------------------------

Agreed:

/s/ Richard L. Huber
- -----------------------------------
Richard L.  Huber

Date: March 8, 1996
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                                                                  ATTACHMENT A

"Change in Control" means the happening of any of the following:

         (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

         (ii) When, during any period of 24 consecutive months after the hereof, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

         (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through purchase of assets, or by merger, or otherwise.
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                                                                  ATTACHMENT B

                                RELEASE AGREEMENT

I, ____________________, acknowledge that this document accurately reflects an agreement entered into between me and Aetna Life and Casualty Company (the "Company") as of this _____ day of ____________, 199_. In consideration for the benefits and consideration set forth in that certain letter agreement dated _____________ as amended by letter dated ____________, (the "Agreement"), I hereby agree to the following:

         1. DEFINITION. In this agreement the word "Company" means not only the Company by which I was employed, but also parent and subsidiary corporations, any affiliated entities whether or not incorporated, the employee, agents, officers, directors and shareholders of all such entities and any person or entity which may succeed to the rights and liabilities of such entities by assignment or otherwise.

         2. RELEASE. I hereby release and hold harmless (on behalf of myself and my family, heirs, executors, successors and assigns) now and forever, the Company from and waive any claim that I have presently, may have or have had in the past, known or unknown, against the Company by reason of my employment by the Company including, without limitation, the termination thereof, other than claims I may have (i) to severance benefits, (ii) to any benefits in which I am vested, and (iii) to be indemnified by the Company pursuant to its applicable policies and practices from and against any third party claims arising out of or relating to Executive's employment with or other services on behalf of the Company or any subsidiary of the Company.

         3. EXTENT OF RELEASE. This agreement is valid whether any claim arises under any federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of my employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and myself.
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         4. CONSIDERATION. The consideration hereby provided to me as severance benefits is not required under the Company's standard policies.

         5. RESTRICTIONS. I have not filed, nor will I initiate or cause to be initiated on my behalf, any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body relating to my employment or the termination thereof (each individually a "Proceeding" ), nor will I participate in any Proceeding. I waive any right I may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any EEOC proceeding. I understand that by entering into this agreement, I will be limiting the availability of certain remedies that I may have against the Company and limiting also my ability to pursue certain claims against the Company. The foregoing will not be used to justify interfering with any right I may have to file a charge or participate in an investigation or proceeding conducted by the EEOC.

         6. PENALTIES. If I initiate or participate in any legal actions, as described above, the Company shall have the right, but shall not be obligated, to deem this agreement void without effect and to require me to repay to the Company any amounts payment of which was conditioned on the execution of this agreement, plus interest thereon from the original date of payment at an annual rate, compounded semi-annually, equal to the prime rate as quoted in the Wall Street Journal on my date of termination, plus 2 percent and to terminate any benefit or payments (other than with respect to vested benefits under ERISA) that are otherwise payable under the Agreement.

         7. RIGHT TO COUNSEL. The Company advises me that I should consult with an attorney prior to execution of this agreement. I understand that it is in my best interest to have this document reviewed by an attorney of my own choosing and at my own expense, and I hereby acknowledge that I have been afforded a period of at least twenty-one days during which to consider this agreement and to have this agreement reviewed by my attorney.

         8. SEVERABILITY CLAUSE. Should any provision or part of this agreement be found to be invalid or unenforceable, only that particular provision or part so found and not the entire agreement shall be inoperative.
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         9. EVIDENCE. This document may be used as evidence in any proceeding relating to my employment or the termination thereof. I waive all objections as to its form.

         10. FREE WILL. I am entering into this agreement and have entered into the Agreement of my own free will. The Company has not exerted any undue pressure or influence on me in this regard. I have had reasonable time to determine whether entering into this agreement is in my best interest. I understand that if I request additional time to review the provisions of this agreement, a reasonable extension of time will be granted.

         11. REVOCATION. This agreement may be revoked by me within seven days after the day on which I sign this agreement and I understand that this agreement is not binding or enforceable until such seven day period has expired. Any such revocation must be made in a signed letter executed by me and received by the Company at the following address no later than 5 p.m. Eastern Standard Time on the seventh day after I have executed this agreement and the Agreement:
_______________________________. I understand that if I revoke this agreement, the Agreement will not be effective or enforceable and I will not be entitled to any benefits thereunder.

         12. NON-ADMISSION. Nothing contained in this agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

         13. GOVERNING LAW. This agreement and the Agreement shall be construed in accordance with the laws of the State of Connecticut, applicable to contracts made and entirely to be performed therein.

Date:  ____________________________      __________________________________